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                                                                    Exhibit 10.5

                                      CEO
                             EMPLOYMENT AGREEMENT
                             --------------------


     This Agreement is made and entered into as of January 1, 2001 (the "Effective Date"), by and between Roger A. Haupt (the "Executive") and Bcom3 Group, Inc. ("BCOM3"), Leo Burnett Worldwide, Inc. ("LBW"), and Leo Burnett USA, Inc. ("LBU"), on behalf of themselves and each of their respective predecessors, successors, assigns, affiliates and subsidiaries (hereinafter sometimes collectively referred to as the "Company").

     The parties desire to enter into this Agreement pertaining to the employment of the Executive as Chief Executive Officer of BCOM3. Therefore, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive, LBU, LBW and BCOM3 as follows:

1.   Employment
     ----------

(a) Subject to the terms of this Agreement and during the Employment Term (as defined below), Executive agrees to serve as the Chief Executive Officer of BCOM3 ("CEO").

(b) Subject to the terms of this Agreement, LBU agrees to employ the Executive during the Employment Term, to make Executive's services available to BCOM3 to serve as CEO, and to provide such compensation and benefits to Executive as are contained in this Agreement or later directed by the BCOM3 Board of Directors.

(c) BCOM3 agrees to compensate LBU for the entire cost of Executive's services during the Employment Term, including any costs that arise pursuant to this Agreement pursuant to a Change in Control or otherwise.

2.   Performance of Services.
     -----------------------

(a) During the Employment Term, the Executive shall devote his full time, energies and talents to serving as BCOM3's Chief Executive Officer.

(b) The Executive agrees that he shall perform his duties faithfully and efficiently subject to the directions of the Board of Directors of BCOM3 (the "Board"); provided, however, that the Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of CEO. The Executive shall report to the Board but to no individual member or committee of the Board, and shall have full authority, power, responsibility and duties as are inherent in the position of CEO. In particular (but not by way of limitation), the Executive shall have authority and power to commit the Company and the funds of the Company, except to the extent specifically limited by the Board, shall have authority and power to hire and fire any individual employee, except in the case of an employee who is also a member of the Board, and shall have authority and power to manage the operations of the Company, including the deployment of people and

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     assets and the delivery of services (including the acceptance of new clients, termination of existing clients, and service levels for clients).

(c) Notwithstanding the foregoing provisions of this paragraph 2, during the Employment Term the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar types of activities, to the extent that such other activities do not, in the judgment of the Board, inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business of the Company; provided that any such judgment shall be communicated in writing to the Executive, who shall thereafter have a reasonable period of time to terminate such other activity; and further, that the Executive shall not serve on the board of any business, or hold any other position with any other for-profit business, without the prior consent of the Board.

(d) Subject to the terms of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled. The Executive shall be considered "Disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. In the event of a dispute as to whether the Executive is Disabled, the BCOM3 Board may refer the same to a licensed practicing physician who is mutually acceptable to the Executive and the Board, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate. It is expressly understood that the Executive has ankylosing spondylitis and that such condition may at some time in the future result in the Executive being Disabled. The pre-existing nature of such condition shall not affect the Executive's rights, benefits and obligations under this Agreement. During the period in which the Executive is Disabled, the Company may appoint a temporary replacement to assume the Executive's responsibilities.

(e) Except as provided in this Agreement, or as specifically authorized by the Board with the Executive's express approval, the Executive will be subject to Company policies, such as policies relating to conflict of interest, professional practices, benefits, expense reimbursement, etc., that are applicable to and consistently applied to BCOM3's other senior management employees.

3.   Compensation and Benefits.
     -------------------------

Subject to the terms of this Agreement, during the Employment Term, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

(a) The Executive shall receive, for each 12-consecutive month period an annual base salary of not less than $950,000.00 (the "Salary"), paid in substantially equal monthly or more frequent installments. The Executive's Salary shall be reviewed by the BCOM3 Board

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     Nominating and Compensation Committee no less than annually during the
     Employment Term, to determine whether an increase in the amount of Salary is appropriate. Any increase in the amount of Salary shall be approved by the BCOM3 Board. In no event shall Executive's Salary be reduced to an amount that is less than the amount specified in this paragraph (a). If increased, the Executive's Salary shall not be reduced to an amount that is less than the amount that he was previously receiving except to the extent that reductions of the same percentage are being made at the same time to the salaries of all other BCOM3 officers, and such Salary shall be restored to its prior level when, and to the same extent, as the restoration that applies to any other BCOM3 officers.

(b) The Executive shall be entitled to receive bonuses from the Company as recommended by the BCOM3 Board Nominating and Compensation Committee and approved by the BCOM3 Board, in accordance with the executive bonus program(s) which will be adopted by BCOM3 for executives of the Company and which may be subject to periodic revision and modification.

(c) The Executive shall be eligible to participate in the Company's stock option award program on terms that are determined by the BCOM3 Board Nominating and Compensation Committee, provided, however, that after any public offering of Company stock, Executive's participation in the Company's stock option award program shall be on terms and in amounts that are at least as advantageous as any other employee of the Company.

(d) Except as otherwise specifically provided in this Agreement, the Executive shall be eligible to participate in all relevant benefits provided under LBU's employee benefit scheme and executive perquisites as a "board member." In general, all such benefits and perquisites are subject to revision or revocation. However, (a) the Executive is a party to the Leo Burnett Company Executive Employment Consultancy Arrangement ("EECA") which is related to the Executive's service as an LBU and LBW director, and which may not be revised or revoked except with the Executive's express consent, and (b) to the extent not included from time to time in the foregoing benefits and perquisites, the Company shall provide the Executive with an automobile or automobile allowance consistent with current Company policies for its most senior executives, membership fees and related expenses in one private eating club and one private athletic club, and reimbursement of reasonable professional fees for tax return preparation and tax and estate planning services. The Executive shall complete all forms and other requirements to secure coverage and benefits described in this paragraph
     (d), to the extent determined to be necessary or appropriate by the Company.

(e) The Executive is authorized to incur reasonable expenses for entertainment, travel, meals, lodging and similar items in promoting the Company's business. The Company will reimburse the Executive for all such expenses as Executive incurs directly. In particular, Executive's responsibilities will require significant travel and Executive may charter private aircraft, or otherwise arrange for travel at the Company's expense even if such travel is not in accordance with general Company policy, provided, however, that the

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     BCOM3 Board must approve in advance any aircraft purchase. The Company will also provide Company aircraft for reasonable personal use by the Executive and, when accompanying him, his spouse. The benefit of such personal use shall be included as taxable compensation in accordance with the regulations of the Internal Revenue Service.

(f) (i) If, under any provision of the Federal income tax law, any payment to the Executive under this Agreement (whether during the Employment Term or upon Termination) gives rise to a excess tax charge on Executive, greater than the highest regular tax rate applied to income (including, but not limited to, an excise tax under Section 4999 of the U.S. Internal Revenue Code relating to "golden parachute" payments), the Company will pay Executive such additional amount as is required to offset such excess tax (and any tax on such additional amount) (a "Gross-Up Payment"). To the extent that payments not previously paid or committed to be paid under this Agreement are discretionary or to be determined by the Board Nominating and Compensation Committee, the Committee may take into account this gross-up provision in determining the amounts to be paid to the Executive.

     (ii) All determinations required under this section 3(f), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arrived at such determination, shall be made by Arthur Andersen LLP ("AA") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a payment that could give rise to a Gross-Up Payment. All related AA fees and expenses shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to the Executive within five days of receipt of AA's determination. Any determination by AA shall be binding upon the Company and the Executive.

     (iii) As a result of uncertainty in the application of Section 4999 or other provisions of the U.S. Internal Revenue Code at the time of the initial determination by AA, it is possible that the Gross-Up Payments determined by AA will turn out to be less than should have been made (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to section 3(f)(iv) below, and the Executive is required to make an additional payment, AA shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (iv) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is

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     due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall (1) give the Company any information reasonably requested by the Company relating to such claim, (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (3) cooperate with the Company in good faith in order to effectively contest such claim, and (4) permit the Company to participate in any proceedings relating to such claim. The Company shall pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any income tax, excise tax, interest and/or penalties imposed as a result of such representation and payment of costs and expenses. The Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim, and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any excise tax, income tax, interest and/or penalties related to such advance or to any imputed income associated with such advance. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (v) If the Company advances any amount to pay a tax, and the Executive receives any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited, net of applicable taxes). If the Company advances any amount to pay a tax, and a final determination is made that the Executive is not entitled to any refund with respect to such claim, then such advance shall be forgiven and treated (to the extent of the refund) as an offset to the amount of Gross-Up Payment required.

(g) The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Executive shall be covered under such insurance to the same extent as other senior management employees of the Company. The Executive shall be eligible for indemnification by the Company under the Company by-laws as currently in effect. The Company agrees that it shall not take any action that would impair the Executive's rights to indemnification under the Company by-laws, as currently in effect.

(h) It is recognized that the Executive has been an LBU or LBW employee for a number of years. Nothing in this Agreement shall reduce or limit benefits that have already accrued to the Executive by way of years of service as an LBU or LBW employee.

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4.   Health and Key-Man Insurance
     ----------------------------

(a) The Company shall be permitted (but not obligated) to maintain "key man" insurance that will provide benefit to the Company in the case of the Executive's death or Disability. The Executive shall cooperate in all reasonable ways to enable the Company to secure such insurance, including (without limitation) providing personal health information (to be maintained as confidentially as is possible in the circumstances) and submitting to periodic physical examinations by a licensed practicing physician, at the Company's expense.

(b) Whether or not the Company maintains key man insurance that requires a periodic physical examination, the Executive shall have an annual physical examination by a licensed practicing physician selected by the Executive, including such tests and examinations as such physician shall deem appropriate. The Company will pay the entire cost of such annual examination. This is in lieu of, and not subject to the limits on cost or coverage applicable to the annual physical examination benefit generally provided to senior executives of LBU.

5.   Termination of Employment
     -------------------------

For purposes of this Agreement, the "Employment Term" is the period from the date of this Agreement until the Executive's employment with the Company is terminated. The Executive's employment may be terminated only under the circumstances described in paragraphs 5(a) through 5(g):

(a)  Death. The Executive's employment hereunder will terminate upon his death.
     -----

(b)  Permanent Disability. The BCOM3 Board may terminate the Executive's
     --------------------
     employment upon a determination that he is Permanently Disabled. The Executive shall not in any case be considered "Permanently Disabled" unless
     (i) for a period of at least 90 consecutive days, the Executive, as a result of a physical or mental disability, has been incapable, after reasonable accommodation, of performing his duties under this Agreement on a permanent, full-time basis, and (ii) at the Date of Termination the Executive is eligible for income replacement benefits under the Company's long-term disability plan. In the event of a dispute as to whether the Executive is Permanently Disabled, the BCOM3 Board may refer the Executive to a mutually acceptable licensed practicing physician, and the Executive agrees to submit to such tests and examination as such physician shall deem appropriate.

(c)  Cause. The BCOM3 Board may terminate the Executive's employment hereunder
     -----
     at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean that both (1) one of the following conditions is met, and (2) there is a formal resolution of two-thirds (2/3) of the Board to that effect.

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     (i)   Executive's willful and continued failure to substantially perform his duties with the Company under the Agreement (other than as a result of total or partial incapacity due to Disability or as a result of termination by Executive for Good Reason) within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

     (ii) any willful act or omission by Executive constituting dishonesty or fraud, or any act or omission by Executive constituting immoral conduct, which in any such case results in a material injury to the financial condition or business reputation of the Company;

     (iii) Executive's indictment of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business; or

     (iv) material breach by Executive of any restrictive covenant described in paragraph 7(b), 7(c) or 8.

     For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" if it was done (or omitted to be done) by the Executive in good faith with reasonable belief that the Executive's action or omission was in the best interest of the Company. Failure to attain financial or other business objectives shall not be deemed a failure to perform duties. A knowing violation of the Company's Conflict of Interest Policy shall be considered willful conduct.

(d)  Good Reason. Executive may terminate his employment hereunder at any time
     -----------
     after 30 days after giving the Board notice that there is Good Reason, if the Good Reason has not been cured or resolved before the end of that 30 days. For purposes of this Agreement, the term "Good Reason" shall mean:

     (i) Material diminution in Executive's title, position, duties or responsibilities, or the assignment to Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the position as CEO of the ultimate parent company of a group of operating companies;

     (ii) a Fundamental Disagreement with the Board, where a "Fundamental Disagreement" arises if (a) a proposal is made to the Board regarding a "Fundamental Corporate Transaction" (meaning a sale of the Company or of an effectively controlling interest in the Company, a merger or combination of the Company with another private or public company that will substantially alter the ownership of the Company, an Initial Public Offering of Company stock, or some other corporate transaction that will fundamentally and substantially alter the governance and control of the Company), and (b) Executive identifies the proposal in advance as a "Fundamental Corporate Transaction" and expresses his

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            position on the Transaction, and (c) in two consecutive Board meetings (or one Board meeting if the Fundamental Corporate Transaction is addressed in only one Board meeting) the Executive is in the minority, meaning that the Board votes contrary to the Executive's expressed position; PROVIDED, however, that if the Executive identifies a Fundamental Corporate Transaction and the Board and the Executive in fact agree to proceed with such Transaction, then immediately upon consummation of such Fundamental Corporate Transaction this paragraph 5(d)(ii) shall cease to have any effect with respect to any further or subsequent Fundamental Corporate Transaction;

     (iii) removal from, or failure to be reelected to, the position as CEO of BCOM3 (or its successor);

     (iv) a reduction in salary, or a material reduction in benefits without a reasonable substitution of additional cash salary or alternate benefits;

     (v) failure to continue Executive's participation in the annual bonus plan and long-term incentive plan at the levels described in this Agreement;

     (vi) failure to continue any material perquisite without providing an equivalent alternative perquisite;

     (vii) relocation of Executive's principal workplace without his consent to a location more than 25 miles distant from its current location;

     (viii) a material breach by the Company of any of its obligations under the Agreement.

(e)  Change in Control. The BCOM3 Board may terminate Executive's employment
     -----------------
     hereunder at any time in the three months before a Change in Control or the two years following a Change in Control. If not otherwise terminated (by Executive exercising rights under this Agreement, by the Board choosing to terminate, or by Retirement), the Executive may terminate Executive's employment hereunder at any time during the 30-day period that begins six months after a Change in Control. For purposes of this Agreement, the term "Change in Control" shall mean:

     (i) any person or group holds, directly or indirectly, more than 33% of the aggregate voting power of the Company or its successor by merger or other business combination or reorganization (not including ownership by employees and former employees of the Company and its subsidiaries and affiliates);

     (ii) a change in the BCOM3 Board such that the current Board members at the date of this Agreement, together with any additional or replacement members approved by such current directors or such approved directors, no longer constitute a majority of the Board;

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     (iii)  a merger or other business combination involving the Company, other than any such merger in which more than 50% of the voting control of the surviving corporation immediately following the merger is retained by the Company's shareholders immediately prior to the merger;

     (iv) the Company sells all or substantially all of the Company's assets or business; or

     (V)    the shareholders of the Company adopt a plan of liquidation.

(f)  Executive Choice/Company Choice. The Executive may terminate Executive's
     -------------------------------
     employment hereunder at any time at Executive's choice. The BCOM3 Board may terminate Executive's employment hereunder at any time by formal decision of the Board (which Board action requires Dentsu's prior approval if it occurs prior to an Initial Public Offering of BCOM3 stock and Dentsu owns, directly or indirectly, at least 15% of the total number of outstanding shares of BCOM3 common stock).

(g)  Retirement. Unless there is mutual agreement to continue this Agreement or
     ----------
     enter into a new employment agreement, the Executive's employment shall end at December 31, 2004 ("Retirement"). If the Executive wishes to continue this Agreement or enter into a new employment agreement to extend beyond December 31, 2004, the Executive shall give notice to that effect to the Board no later than June 30, 2004. If the Board wishes to continue this Agreement or enter into a new employment agreement with the Executive to extend beyond December 31, 2004, the Board shall give notice to that effect to the Executive no later than June 30, 2004.

(h)  Mutual Agreement. By mutual agreement at any time, such as upon a mutually
     ----------------
     agreed retirement or selection of a new CEO, the Executive and the Board may replace this Agreement in its entirety with a new agreement representing a different set of responsibilities and consideration.

(i)  Termination by Executive. The Executive may terminate his employment
     ------------------------
     hereunder for the reasons set forth in paragraph 5(d) (Good Reason) by giving the Company written Notice of Termination (as defined in paragraph 5(k)), which Notice of Termination shall be effective not less than three months after it is given to the Company. The Executive may terminate his employment hereunder for the reasons set forth in paragraph 5(e) (Change in Control) by giving the Company written Notice of Termination (as defined in paragraph 5(k) at any time during the 30-day period that begins three months after a Change in Control, or at any time during the 30-day period that begins six months after a Change in Control, which Notice of Termination shall be effective not less than three months after it is given to the Company. The Executive may terminate his employment hereunder for any other reason (i.e., under paragraph 5(f)) by giving the Company written Notice of Termination which Notice of Termination shall be effective not less than six months after it is given to the Company.

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(j)  Termination by Company. The BCOM3 Board may terminate the Executive's
     ----------------------
     employment hereunder at any time by giving the Executive written Notice of Termination, which Notice of Termination may be effective immediately. If the Executive's employment is terminated by the Company and within a reasonable time period thereafter it is determined by the Board that circumstances existed which would have constituted a basis for termination of the Executive's employment for Cause (disregarding circumstances which could have been remedied if notice had been given in accordance with paragraph 5(c)(i)), the Executive's employment will be deemed to have been terminated for Cause in accordance with paragraph 5(c).

(k)  Notice of Termination. Any termination of the Executive's employment by the
     ---------------------
     Company or the Executive (other than a termination by reason of the Executive's death)) must be communicated by a written Notice of Termination to the other party hereto. A "Notice of Termination" means a dated notice which indicates the Date of Termination (which in no event can be earlier than the date on which the notice is provided), and which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

(l)  Date of Termination. "Date of Termination" means the last day the Executive
     -------------------
     is employed by the Company.

(m)  Effect of Termination. If, on the Date of Termination, the Executive is a
     ---------------------
     member of the BCOM3 Board or any Board of any BCOM3 subsidiary, or holds any other position with BCOM3 or any BCOM3 subsidiary, the Executive shall resign from all such positions as of the Date of Termination.

6.   Rights Upon Termination.
     -----------------------

The Executive's right to payment and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 6. These rights to payment and benefits are in addition to any other contractual rights (including, without limitation, the Leo Burnett Company Executive Employment Consultancy Arrangement ("EECA") and the BCOM3 Stock Purchase Agreement), but are in lieu of the LBU standard severance policy or practice:

(a) In the case of any termination of employment for any reason, the Company will pay to the Executive:

     (i) The Executive's accrued, unpaid Salary and unreimbursed expenses for the period ending on the Date of Termination;

     (ii) Any prior year annual incentive, earned but unpaid;

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     (iii)   Payment for unused vacation days, as determined in accordance with
             Company policy as in effect from time to time

     (iv) Continued coverage under the Company's Retiree Medical policy in effect at that time, after the end of any period covered by the EECA.

     In the event there is any difference between the policies of BCOM3 and LBU with respect to unused vacation days and Retiree Medical, the policy that is more advantageous to the Executive shall apply.

(b)  In the case of termination because of Death or Permanent Disability or
     Retirement:

     Payments: In addition to the payments described in (a) above, the Company
     --------
     will pay to the Executive or to his estate a lump sum payment equal to 1 times the sum of Executive's current annual salary plus bonus (bonus defined as the greater of the Executive's target bonus for the current year, or the highest of the actual bonus paid in the three previous years).

     Benefits: Welfare benefits (medical, long-term disability, REACH, etc.)
     --------
     will be continued for three years from the Termination Date, except that any benefit that is continued after the Termination Date under the EECA (generally for five years), will be continued for three additional years from the end of the continuation under the EECA, in any event reduced to the extent replaced by benefits from another employer during that period, or by Medicare/Medicaid. COBRA will continue thereafter as provided by law.

     Vesting: All profit sharing amounts, and all long-term incentive awards and
     -------
     other qualified and nonqualified benefit plans subject to vesting over a period of employment, will vest or not according to the terms of such plans and awards as applied in the case of Death or Permanent Disability or Retirement, as appropriate.

     Stock: Any BCOM3 stock held by Executive will be subject to repurchase by
     -----
     the Company upon the tenth anniversary of such termination in accordance with the terms of the BCOM3 Stock Purchase Agreement (in the case of Death or Permanent Disability), or by treating such termination as an "Agreed Separation" (in the case of Retirement) (in any event subject to any amendment of the BCOM3 Stock Purchase Agreement prior to the date of such termination).

(c) In the case of termination by action of the BCOM3 Board for any reason other than Death, Permanent Disability, or Cause, or in the case of termination by the Executive for Good Reason or upon a Change in Control:

     Payments: In addition to the payments described in (a) above, the Company
     --------
     will pay to the Executive within 10 days after the Termination Date the largest of the following amounts that applies:

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     (i)    A lump sum payment equal to 3 times the sum of Executive's current annual salary plus bonus (bonus defined as the greater of the Executive's target bonus for the current year, or the highest of the actual bonus paid in the three previous years), if the termination is by action of the BCOM3 Board.

     (ii) A lump sum payment equal to 3 times the sum of Executive's current annual salary plus bonus (bonus defined as the greater of the Executive's target bonus for the current year, or the highest of the actual bonus paid in the three previous years), if the termination is by the Executive for Good Reason.

     (iii) A lump sum payment equal to 4 times the sum of Executive's current annual salary plus bonus (bonus defined as the greater of the Executive's target bonus for the current year, or the highest of the actual bonus paid in the three previous years), if the termination is by action of the BCOM3 Board or by the Executive pursuant to paragraph 5(e) in connection with a Change in Control.

     No such payment shall be reduced by any amount the Executive may earn or
        ----
     receive from employment or other source after the Termination Date. Executive shall have no obligation to seek other employment or otherwise to mitigate the Company's payment obligations.

     Benefits: Welfare benefits (medical, long-term disability, REACH, etc.)
     --------
     will be continued for three years from the Termination Date, except that any benefit that is continued after the Termination Date under the EECA (generally for five years), will be continued for three additional years from the end of the continuation under the EECA, in any event reduced to the extent replaced by benefits from another employer during that period, or by Medicare/Medicaid. COBRA will continue thereafter as provided by law.

     Vesting: All profit sharing amounts, and all long-term incentive awards and
     -------
     other qualified and nonqualified benefit plans subject to vesting over a period of employment, shall vest immediately.

     Stock: The termination will be treated as an "Agreed Separation" for
     -----
     purposes of the BCOM3 Stock Purchase Agreement.

(d) To avoid any doubt, except as specifically provided in this Agreement, the Executive continues to be subject to the BCOM3 Stock Purchase Agreement in all respects. In particular (but without limitation) the transfer restrictions and the restrictive covenants of the Stock Purchase Agreement apply to the Executive, and, in the case of termination by the BCOM3 Board because of Cause, or because the Executive quits (i.e., the Executive chooses to terminate other than (i) with Good Reason, (ii) in connection with a Change in Control pursuant to paragraph 5(e), or (iii) upon termination of this Agreement as provided in paragraph 5(g)), the Company will immediately repurchase any BCOM3 stock held by Executive.

                                   12 of 20

(e) In the event of a dispute as to the reason for termination, the Company shall continue to provide Executive with compensation and benefits as though Executive's employment had not been terminated, and shall make no other payments, until such dispute is completely resolved.

(f) Although the Executive may continue to be treated as an employee after termination under the provisions of the EECA, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the date of the Executive's Date of Termination. If the Executive receives any payments or benefits after the Executive's Date of Termination under any Company sponsored employee benefit plan or arrangement as though Executive continued to be an employee, and if such payments or benefits are in excess of those provided specifically by this Agreement, by the EECA, and by any other contractual arrangement with the Company, the Executive shall return such payments or benefits to the Company.

7.   Duties on Termination.
     ---------------------

(a) Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 7, the Company may suspend the Executive from performing his duties under this Agreement following the delivery of a Notice of Termination; provided, however, that during the entire period from delivery of the Notice of Termination until the Date of Termination, the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

(b) Following the Date of Termination, the Executive agrees to return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and to return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any trade secrets relating to the Company. For purposes of the preceding sentence, the term "trade secrets" shall have the meaning ascribed to it under the Illinois Trade Secrets Act or, if such act is repealed, the Uniform Trade Secrets Act (on which the Illinois Trade Secrets Act is based). The Executive agrees to represent in writing to the Company upon termination of employment that he has complied with the foregoing provisions of this paragraph 7(b) and that he will comply with paragraphs 8 and 9.

(c) Following termination and until the fifth anniversary of the Executive's termination of employment under this Agreement, the Executive covenants and agrees that he will not:

                                   13 of 20

     (i) Directly or indirectly, own, manage, operate, control, be employed by or be connected with the ownership, management, operation or control of:

            (A) Any advertising agency (or holding company or subsidiary thereof) other than the Company;

            (B)  Any client of the Company; or

            (C) Any company or other entity selling products that compete with products of clients of the Company;

            unless the then Chief Executive Officer of BCOM3 gives prior written consent upon such terms as the Chief Executive Officer shall deem appropriate.

     (ii) Directly or indirectly, for the Executive's own benefit or for the benefit of any other person, firm or corporation:

            (A) Solicit, for purposes of employment, either any employee of the Company or any employee of any client of the Company;

            (B) Induce either any employee of the Company or any employee of a client of the Company to terminate such employment for purposes of becoming employed elsewhere;

            (C) Interfere with the relationship either between the Company and its employees or between any client of the Company and its employees; or

            (D) Otherwise hire or induce others to hire either any employee of the Company or of any client of the Company;

            unless the then Chief Executive Officer of BCOM3 gives prior written consent upon such terms as the Chief Executive Officer shall deem appropriate.

     (iii) The precise value of the covenants contained in this paragraph 7(c) is so difficult to evaluate that no accurate measure of monetary damages could possibly be established and, in the event of a breach or threatened breach of such covenants, the Company's remedy at law would be inadequate and the Company shall be entitled to temporary and permanent injunctive relief restraining the Executive from such breach or threatened breach. In the event that any covenant made in this paragraph 7(c) shall be more restrictive than permitted by applicable law, it shall be limited to the extent which is so permitted. Nothing in this subsection (iii) shall be construed as preventing the Company from pursuing any and all other remedies available to it for breach of covenants made in this paragraph 7(c), including the recovery of money damages from the Executive. It is expressly understood and

                                   14 of 20
            agreed that the Company's remedies for breach of these covenants shall not be limited to damages in the amount of payments to be made under the EECA.

     (iv) This paragraph 7(c) is intended to reiterate the terms of the EECA, without expanding or reducing the "Covenant Not to Compete" contained in the EECA, except to make the terms apply to BCOM3 and its subsidiaries and affiliates, rather than just Leo Burnett and its subsidiaries and affiliates.

(d) Because of Executive's highly visible position, upon termination of employment the Executive agrees to reiterate and acknowledge in writing to the Company the non-competition, non-solicitation and confidentiality provisions that apply to the Executive, including (without limitation) provisions of this Agreement, the BCOM3 Stock Purchase Agreement, and the EECA.

8.   Confidential Information.
     ------------------------

The Executive agrees that:

(a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out his duties to the Company and its subsidiaries, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to keep secret and confidential indefinitely, all Confidential Information, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

(b) To the extent that any court or agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

(c) Nothing in the foregoing provisions of this paragraph 8 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company and the Subsidiaries, and which is generally known to persons of his experience in other companies in the same industry.

(d) For purposes of this Agreement, the term "Confidential Information" shall include all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company,

                                   15 of 20
     or during the course of his consultation with the Company following his Date of Termination. For purposes of this Agreement, the term "Confidential Information" shall also include all non-public information concerning any other company that was shared with the Company or a Subsidiary subject to an agreement to maintain the confidentiality of such information.

(e) This paragraph 8 shall not be construed to unreasonably restrict the Executive's ability to disclose confidential information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against, any claim of breach of this Agreement in accordance with paragraph 17. If there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this paragraph (e), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

(f) The Executive acknowledges that the Company would be irreparably injured by a violation of this paragraph 8 and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of this paragraph 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

9.   Assistance with Claims.
     ----------------------

With reasonable consideration for and accommodation of the Executive's employment or other commitments after the Termination Date, the Executive agrees to assist the Company and the Subsidiaries in defense of any claims that may be made against the Company and the Subsidiaries, and will assist the Company and the Subsidiaries in the prosecution of any claims that may be made by the Company or the Subsidiaries, to the extent that such claims may relate to services performed by the Executive for the Company and the Subsidiaries. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company or any Subsidiary. The Company agrees to provide legal counsel to the Executive in connection with such assistance (to the extent legally permitted), and to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after the Executive's employment with the Company terminates, the Company agrees to provide reasonable compensation to the Executive for such assistance. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company or the Subsidiaries (or their actions) that may relate to services performed by the Executive for the Company or the Subsidiaries, regardless of whether a lawsuit has then been filed against the Company or the Subsidiaries with respect to such investigation.

10.  Nonalienation.
     -------------

                                   16 of 20

The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

11.  Amendment.
     ---------

This Agreement may be amended or cancelled only by mutual agreement of the parties in writing. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof, except that under the Investment Agreement between Dentsu, Inc. and BCOM3, Dentsu may have certain rights and obligations that will affect this Agreement indirectly, by affecting the way Dentsu votes the BCOM3 shares it holds, and the way the Board members that Dentsu elects vote on certain matters.

12.  Applicable Law.
     --------------

The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any state. All disputes shall be arbitrated or litigated (whichever is applicable) in Chicago, Illinois.

13.  Severability.
     ------------

The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

14.  Waiver of Breach.
     ----------------

No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

15.  Successors.
     ----------

This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

15.  Notices.
     -------

                                   17 of 20

Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

to the Company:

     Bcom3 Group, Inc.
     35 West Wacker Drive
     Chicago, IL 60601

to the Executive:

     Roger A. Haupt
     1934 N. Howe Street
     Chicago, IL 60614

All notices to the Company shall be directed to the attention of the Chairman of the BCOM3 Board, with a copy to the Chief Legal Officer and Secretary of BCOM3. A copy of all notices to the Executive shall be provided to Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, Attention: Frederick L. Hartmann. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

17.  Arbitration of All Disputes.
     ---------------------------

Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in Chicago, Illinois by three arbitrators. Except as otherwise expressly provided in this paragraph 17, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the

                                   18 of 20

"Association") then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. This paragraph 17 shall not be construed to limit the Company's right to obtain relief under paragraph 8(f) with respect to any matter or controversy subject to paragraph 8, and, pending a final determination by the arbitrator with respect to any such matter or controversy, the Company shall be entitled to obtain any such relief by direct application to state, federal, or other applicable court, without being required to first arbitrate such matter or controversy.

18.  Costs of Disputes.
     -----------------

At the Executive's request, the Company will advance to the Executive the amount of all reasonable legal fees and expenses associated with any controversy or dispute arising out of or relating to this Agreement (or the breach thereof). If the Executive prevails to a material degree in such controversy or dispute, the Company will bear such costs by reimbursing the Executive or by canceling the advance, as appropriate. If the Executive does not prevail to a material degree, the Executive will repay any amounts advanced by the Company.

19.  Survival of Agreement.
     ---------------------

Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

20.  Other Company Policies and Agreements.
     --------------------------------------

Executive is or shall become subject to all Company employee and executive plans and agreements including, without limitation, the Conflict of Interest policy, BCOM3's Stock Purchase Agreement and LBU's Separation Pay Policy. However, to the extent that a conflict exists between any of those agreements and any specific provision of this Agreement, the terms of this Agreement shall govern. Notwithstanding the foregoing, the Executive's rights pursuant to the EECA shall not be impaired by this Agreement.

21.  Acknowledgment by Executive.
     ---------------------------

The Executive represents and warrants that he is not, and will not become a party to any agreement, contract, arrangement or understanding, whether of employment or otherwise, that would in any way restrict or prohibit him from undertaking or performing his duties in accordance with this Agreement.

22.  Obligation of the Company.
     --------------------------

Each of BCOM3, LBW and LBU shall be jointly and severally liable to the Executive for all obligations of the Company or any of BCOM3, LBW or LBU under this Agreement.

                                   19 of 20

IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.


                                LEO BURNETT USA, INC.



                                By /s/ Christian E. Kimball
                                   ---------------------------
                                  Its Executive Vice President
                                     -------------------------



                                LEO BURNETT WORLDWIDE, INC.


                                By /s/ Christian E. Kimball
                                  --------------------------------
                                  Its Chief Administrative Officer
                                     -----------------------------


                                BCOM3 GROUP, INC.


                                By /s/ Christian E. Kimball
                                  -------------------------------------
                                  Its Secretary and Chief Legal Officer
                                     ----------------------------------



/s/ Roger A. Haupt
---------------------
Roger A. Haupt

ATTEST:

/s/ Mary Beth J. Hart
---------------------
        (Seal)

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